Exhibit 10.3

PROMISSORY NOTE

$5,000.00	January 17, 2019

This Promissory Note ("Note") is made and delivered by Celexus, Inc., a Nevada corporation ("Borrower") in favor of Gold Partners and/or Assignees ("Lender").

FOR VALUE RECEIVED, Borrower promises to pay to Lender, or order, the principal sum of Five Thousand Dollars ($5,000.00) (the "Note Amount"), together with interest as provided herein.

a.	Interest Rate. Interest shall be at the rate of 0 percent per month until maturity.

1.                  Payments. The Note Amount and all accrued interest shall be due and payable in full on the Maturity Date (“defined below”). All cash payments shall be made in lawful money of the United States of America and in immediately available funds at such place as the Lender hereof may from time to time direct by written notice to Borrower. This Note may be repaid at any time prior to the Maturity Date without any prepayment penalty.

2.                  Maturity Date. This Note is due one year after the full funding of this Note (the "Maturity Date").

3.                  Default Acceleration. The occurrence of any Event of Default, as defined below, and in Lender’s sole discretion and interpretation shall be a default hereunder. Upon the occurrence of an Event of Default, Lender may declare the entire principal balance of this Note then outstanding (if not then due and payable) and all other obligations of Borrower hereunder and under the Loan Documents, without notice, to be due and payable immediately, and subject to the applicable provisions of law, upon any such declaration, the principal of this Note and all other amounts to be paid under this Note or any other Loan Document shall become and be immediately due and payable, anything in this Note or in the Loan Documents to the contrary notwithstanding.

The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an "Event of Default" hereunder:

a.       Borrower shall fail to pay all outstanding principal, on this Note, or any other payment or amount owing under this Note when due and such failure is not cured within 30 days; or

b.      Borrower is dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Borrower or any entity comprising Borrower are sold or otherwise transferred without Lender’s written consent; or

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c.       Borrower is the subject of an order for relief by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower applies for or consents to the appointment of any receiver, trustee custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower as the case may be, and the appointment continues undischarged or unstayed for thirty (30) calendar days; or any Borrower institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or any part of its property under the Laws of any jurisdictional or any similar proceeding is instituted without the consent of Lender and continues undismissed or unstayed for thirty(30) calendar days; or any judgment writ, attachment, execution or similar process is issued or levied against Borrower and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

d.   Default in performance of any obligation contained herein that is not cured within 30 days.

4.                  Waivers. Borrower waives any right of offset it now has or may hereafter have against the Lender hereof and its successors and assigns. Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower expressly agrees that any extension or delay in the time for payment or enforcement of this Note, any renewal of this Note and any substitution or release of the Property, shall in no way affect the liability of Borrower hereunder. Any delay on Lender’s part in exercising any right hereunder or under any of the Loan Documents shall not operate as a waiver. Lender’s acceptance of partial or delinquent payments or the failure of Lender to exercise any rights shall not waive any obligation of Borrower or any right of Lender, or modify this Note, or waive any other similar default.

5.                  Costs of Collection. Borrower agrees to pay all costs of collection when incurred and all costs incurred by the Lender hereof in exercising or preserving any rights or remedies in connection with the enforcement and administration of this Note or following a default by Borrower, including but not limited to actual attorneys’ fees. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys’ fees in such suit or action.

6.                  Usury. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower upon written demand.

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7.                  Assignment By Lender. Lender may assign its rights hereunder or obtain participants in this Note at any time, and any such assignee, successor or participant shall have all rights of the Lender hereunder.

8.                  Construction. This Note shall be governed by and constructed in accordance with the laws of the State of Wyoming. This Note has been reviewed and negotiated by Borrower and Lender at arms’ length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either party. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope of intent of this Note.

9.                  Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

10.              Venue and Jurisdiction. The jurisdiction and venue of any action brought in connection with this Note shall be exclusively in Nevada and solely under Nevada law.

11.              Waiver of Jury Trial. Borrower and Lender, by its acceptance of this Note, hereby waive their respective rights to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Note and the business relationship that is being established. This waiver is knowingly, intentionally and voluntarily made by Borrower and Lender, and Borrower acknowledges that neither Lender nor any person acting on behalf of Lender has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Borrower and Lender acknowledge that this waiver is a material inducement to enter into a business relationship that each of them has already relied on this waiver and that each of them will continue to rely on this waiver in their related future dealings. Borrower further acknowledges that he has been represented (or has had the opportunity to be represented) in the signing of this Note and in the making of this waiver by independent legal counsel.

12.              Binding Obligations. This Note and any other Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms.

13.                          Warranties. Borrower hereby warrants that (i) the Borrower is duly and validly organized in the State of Nevada, (ii) the Borrower has authority under its corporate governance documents to borrow funds; (iii) to the Borrowers knowledge, the Borrower has no material undisclosed liabilities and no actions, suites, proceedings or investigations are pending or threatened against the Borrower which might result in a material adverse change in the financial condition of Borrower as a whole; (iv) the statements, representations, warranties and covenants in the Agreement are accurate.

By:

Celexus, Inc.

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